SUBSCRIPTION AGREEMENT
                                       FOR
                                ERGOVISION, INC.

Ergovision, Inc.
One Fairchild Court
Plainview, New York 11803
Attn: Mark H. Levin
      President & COO

      Re:   Subscription Agreement for the Purchase of 10% Convertible Notes

Gentlemen:

      The undersigned hereby subscribes to purchase $____________ aggregate principal amount of the 10% Subordinated Convertible Promissory Notes, due October 1, 2003 (the "Notes") of Ergovision, Inc. (the "Company"). The Notes being offered are more fully described in the Company's Confidential Private Offering Memorandum (the "Memorandum") dated August 10, 1998. The undersigned herewith tenders to the Company a check or money order made payable to the order of "Ergovision, Inc." in the amount of $____________, the total purchase price for all of the Notes subscribed for. The undersigned understands that monies tendered by the undersigned and other persons subscribing to purchase Notes will be held in escrow pending the Company's acceptance of subscriptions for a minimum of $500,000 aggregate principal amount of Notes. If less than the minimum is sold, the monies held in escrow will be refunded to subscribers without interest. In the event the minimum is sold, the Company may immediately utilize funds received from sales of Notes to subscribers from whom the Company accepts subscriptions. This Subscription Agreement is made on the following terms and conditions:

      A. The undersigned acknowledges that acceptance of the subscription made hereby is in the Company's discretion. Promptly following the Company's acceptance of such subscription, the Company is to return to the undersigned a copy of this Subscription Agreement (as accepted by the Company) as a receipt. The Notes purchased will be transmitted to the registered holder at the address indicated on the signature page of this Subscription Agreement within thirty
(30) days of the Company's receipt of this Subscription Agreement.

      B. The undersigned acknowledges that the Notes (including the shares of the Company's Common Stock (the "Shares") that the Company may be obligated to issue pursuant to the undersigned's right of conversion provided in the Notes), have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state or other jurisdiction that, absent an exemption, would require registration, and are being offered for sale in reliance upon exemptions from registration contained in the 1933 Act and applicable state laws, and that the Company's reliance upon such exemptions is based in part upon the undersigned's representations, warranties and agreements contained in this Subscription Agreement.

      C. In order to induce the Company to accept this Subscription Agreement, the undersigned represents and warrants and covenants and agrees with, the Company as follows:

            (1) The undersigned understands and agrees that (a) the net proceeds from the sale of Notes will be used for each of the following purposes: (i) marketing expenses incurred in connection with the launch of its EyeTools product line, (ii) the acquisition and integration of the business of Foggles,
(iii) the acquisition of inventory, and (iv) working capital, including the payment for salaries and rent; (b) a minimum of $500,000 must be subscribed to before the Company may accept the subscription hereunder; (c) this Subscription Agreement may be accepted or rejected in whole or in part in the sole and absoloute discretion of the Company; and (d) this Subscription Agreement and all other documents or agreements relating to an investment by the undersigned in the Notes (collectively, the "Subject Documents"), unless properly revoked before closing of a sale of the Notes to the undersigned, shall be irrevocable and shall survive the undersigned's death, disability or insolvency, except that the undersigned shall have no obligations in the event that this Subscription Agreement is rejected by the Company.

            (2) The undersigned has read carefully each of the Subject Documents and, to the extent believed necessary, has discussed the representations, warranties and agreements which the undersigned makes by signing them, and the applicable limitations upon the undersigned's resale of the Notes or any part thereof, with its counsel.

            (3) The undersigned understands that no federal or state agency has made any findings or determination regarding the fairness of the offering of the Notes, or any recommendation or endorsement of the offering of the Notes.

            (4) The undersigned is purchasing the Notes for the undersigned's own account, with the intention of holding the Notes for investment, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Notes; and shall not make any sale, transfer or other disposition of the Notes (or any part thereof) without registration under the 1933 Act and any applicable securities laws of any state or other jurisdiction or unless an exemption from registration is available under those laws. No person or entity other than the undersigned has any direct or indirect beneficial interest in the Notes subscribed for hereunder by the undersigned.

            (5) The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Notes will not cause such overall commitment to become excessive.

            (6) The undersigned, if an individual, has adequate means of providing for his current needs and personal and family contingencies and has no need for liquidity in his investment in the Notes.

            (7) The undersigned is an "accredited investor" as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act. The undersigned is financially able to bear the economic risk of this investment, including the ability to afford holding the Notes for an indefinite period or to afford a complete loss of this investment.

            (8) The address shown under the undersigned's signature on the signature page of this Subscription Agreement is the undersigned's principal residence if he is an individual, or its principal business address if a corporation or other entity.

            (9) The undersigned, together with any purchaser representatives of the undersigned (as identified herein), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and of making an informed investment decision with respect thereto. The undersigned acknowledges that the Memorandum may not contain all information that is essential to making an investment decision with respect to the Notes and that it must rely on its own examination of the Company and the terms and conditions of the offering, regardless of the information contained in the Memorandum, prior to making an investment decision with respect to the Notes.

            (10) The undersigned is not subscribing for the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to the undersigned in connection with investments in securities generally.

            (11) The undersigned represents that in making this subscription to purchase Notes, no oral representations or warranties have been made to it. The undersigned acknowledges that it has been advised that no person or entity is authorized to give any information, or to make any statement regarding the Company or the Offering, and that any such information or statement must not be relied upon as having been authorized by the Company, its officers, directors, affiliates or professional advisors.

            (12) The undersigned has not engaged any broker or other person or entity that is entitled to a commission, fee or other remuneration as a result of the execution, delivery or performance of any of the Subject Documents.

            (13) The undersigned has full power and authority to execute and deliver each of the Subject Documents, and the Subject Documents have been duly executed and delivered by or on behalf of the undersigned and constitute legal, valid and binding obligations of the undersigned enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.

            (14) Neither the execution, delivery nor performance of the Subject Documents by the undersigned violates or conflicts with, creates (with or without the giving of notice or the lapse of time, or both) a default under or a lien or encumbrance upon any of the undersigned's assets or properties pursuant to or requires the consent, approval or order of any government or governmental agency or other person or entity under (x) any note, indenture, lease, license or other material agreement to which the undersigned is a party or by which it or any of its assets or properties is bound or (y) any statute, law, rule, regulation or court decree binding upon or applicable to the undersigned or its assets or properties. If the undersigned is not a natural person, the execution and delivery by the undersigned of the Subject Documents have been duly authorized by all necessary corporate or other action on behalf of the undersigned and such investment will not constitute a breach or violation of, or default under, the charter or by-laws or equivalent governing documents of the undersigned.

            (15) The undersigned has received and read the Subject Documents and understands all of the terms of this Offering and the risks associated with the investment, including, without limitation, the risks identified under the heading "Risk Factors" in the Memorandum. The undersigned acknowledges that an investment in the Notes is a speculative investment and involves a high degree of risk, and that the Company makes no assurances whatsoever concerning the present or prospective value of the Notes. The undersigned understands that the Conversion Price for the Shares set forth in the Notes has been arbitrarily determined by the Company and bears no relationship to its assets, earnings, book value or other accepted criteria of value.

            (16) The undersigned has no knowledge that the statements of the Company contained in the Memorandum are not true and correct in all material respects. The undersigned has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Notes and has not relied on the Memorandum, the Company or the Company's officers, directors, affiliates or professional advisors for advice as to such consequences.

            (17) The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and to obtain additional information necessary to verify the accuracy of the information contained in the Subject Documents or such other information as the undersigned desired in order to evaluate the investment, and the undersigned availed itself of such opportunity to the extent considered appropriate in order to evaluate the merits or risks of the proposed investment, and all of its questions and requests for documents and information have been answered to its complete satisfaction.

            (18) The undersigned has accurately completed the Accredited Purchaser Questionnaire provided herewith and has executed such Accredited Purchaser Questionnaire and any applicable exhibits thereto. In addition, if the undersigned has used a financial advisor to assist it in evaluating an investment in the Notes, such financial adviser has executed and delivered to the Company a dated and completed Purchaser Representative Questionnaire.

            (19) The undersigned understands that even if the Company becomes a "reporting company" under the Securities Exchange Act of 1934, as amended, the provisions of Rule 144 promulgated under the 1933 Act to permit resales of the Notes or Shares ( or any part thereof) are not available for at least one (1) year and there can be no assurance that the conditions necessary to permit routine sales of the Notes or Shares (or any part thereof) under Rule 144 will ever be satisfied, and, if Rule 144 should become available, routine sales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule. The undersigned further understands that in connection with sales of securities for which Rule 144 is not available, compliance with some other registration exemption will be required. The undersigned understands that the Company is under no obligation to the undersigned to register the Notes or Shares (or any part thereof) (except as otherwise expressly provided herein) or to comply with the conditions of Rule 144 or take any other action necessary in order to make available any exemption for the sale of the Notes or the Shares (or any part thereof) without registration.

            (20) (a) The undersigned understands that the Notes and Shares (nor any part thereof) have not been registered under the 1933 Act or any state or other securities laws in reliance on exemptions for private offerings; the Notes and Shares cannot be resold or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state and other securities laws or an exemption from registration is available and Notes and the certificate(s) representing the Shares will bear the following legend, in addition to such other legends required under this agreement or other applicable laws, until (i) such securities shall have been registered under the 1933 Act and effectively disposed of in accordance with a registration statement and all other applicable securities laws; or (ii) in the opinion of counsel reasonably satisfactory to the Company such securities may be sold without registration under the 1933 Act and all other applicable securities laws:

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE "BLUE SKY" OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT, AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

                  (b) The undersigned understands that in the absence of registration by the Company, neither the Notes nor the Shares will be registered under the 1933 Act or any state or other securities laws; there will be no public market for the Notes or the Shares and there is no assurance one will develop in the future; the undersigned may have to hold the Notes or the Shares indefinitely and it may not be possible for the undersigned to liquidate its investment in the Company; and the undersigned should not purchase any Notes unless it can afford a complete loss of its investment and bear the burden of such loss for an indefinite period of time.

            (21) The undersigned, if an individual, is at least 21 years of age and has full legal capacity to enter into and perform his obligations under the Subject Documents.

            (22) The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of this Subscription Agreement to the Company and shall survive such delivery. If at any time prior to issuance of the Notes to the undersigned, any representation or warranty of the undersigned shall no longer be true, the undersigned promptly shall give written notice to the Company specifying which representations and warranties are not true and the reason therefor, whereupon the undersigned's subscription may be rejected or, if previously accepted, such acceptance may be rescinded.

            (23) Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, all the terms and provisions of the Subject Documents shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws principles. Any dispute which may arise out of or in connection with any of the Subject Documents shall be adjudicated before a court located in New York City and the parties hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of any of the Subject Documents or any acts or omissions relating to the sale of the Notes, and the undersigned consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the Company. In the event any such action is brought, whether at law or in equity, then the prevailing party shall be paid its reasonable attorneys' fees, expenses and disbursements arising out of such action.

            (24) THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, FRAUD OR OTHERWISE) IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH ANY OF THE SUBJECT DOCUMENTS OR THE UNDERSIGNED'S PURCHASE OF THE UNITS.

            (25) The undersigned acknowledges that it understands the meaning and legal consequences of the representations, warranties, acknowledgments and agreements contained in this Subscription Agreement and in the Accredited Purchaser Questionnaire and hereby agrees to indemnify and hold harmless the Company, its shareholders, officers, directors, affiliates, agents and representatives, from and against any and all loss, damage, expense, claim, liability, action, suit or proceeding (including the reasonable fees and expenses of legal counsel) (collectively, "Loss") as incurred arising out of or in any manner whatsoever connected with a breach of any representation or warranty of the undersigned, or the undersigned's failure to perform any obligation or agreement, contained in this Subscription Agreement, in the Accredited Purchaser Questionnaire or in any other Subject Document. The undersigned acknowledges that such damage could be substantial since (a) the Notes are being offered without registration under the 1933 Act in reliance upon the exemption pursuant to Section 4(2) of the 1933 Act for transactions by an issuer not involving a public offering and, in various states, pursuant to exemptions from registration, (b) the availability of such exemptions is, in part, dependent upon the truthfulness and accuracy of the representations made by the undersigned herein and in Accredited Purchaser Questionnaire, and (c) the Company will rely on such representations in accepting the undersigned's Subscription Agreement. The undersigned further agrees that in the event it brings any action against the Company or any other person or entity in connection with its purchase of the Notes, it will indemnify the Company and/or any such person or entity for any and all Loss incurred by them (or any of them) in accordance with defending such action in the event the undersigned does not prevail in such action.

            (26) The undersigned acknowledges and agrees that all information, written and oral, concerning the Company furnished from time to time to the undersigned, including the Subject Documents, is provided on a confidential basis. The undersigned further acknowledges and agrees that it shall not disclose such information, other than where such disclosure is required by law or where such information is already available to the public other than as a result of disclosure by the undersigned, to anyone other than the undersigned's officers, directors, employees, legal counsel, accountants, or authorized agents or advisors, who shall agree in writing to be bound by the provisions of this paragraph 26.

      D. Investors in this Offering will have the registration rights specified in Annex A with respect to the Shares. These rights are personal to the investors in this Offering and are not transferable with any of such Shares. Annex A is hereby incorporated by reference in this Subscription Agreement.

      E. Except as expressly provided herein, this Subscription Agreement and the other Subject Documents contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersede all prior agreements or understandings, whether written or oral, between the parties with respect to such subject matter. The Subscription Agreement may be amended or any provision hereof waived only by a writing executed each party hereto. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their respective successors, heirs, executors, personal representatives and permitted assigns.

      F. No party hereto may assign this Subscription Agreement or any right, interest, duty or obligation herein without the express written consent of each party hereto.

      G. All representations, warranties, covenants and agreements of the parties contained herein shall survive the execution, delivery and performance of this Subscription Agreement.

      H. All notices or other communications given or made under this Subscription Agreement shall be in writing and shall be delivered or mailed by
(i) registered or certified mail, return receipt requested, (ii) hand delivery or (iii) by reputable overnight courier service: if to the Company, to its address as set forth above, and if to the undersigned, to its address as set forth on the signature page hereto. Such addresses may be changed from time to time by a notice given in any manner set forth above. Any notice given in accordance with this section shall be effective upon receipt.

      I. This Subscription Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute the same agreement.

Please register the Notes subscribed for as follows:

Name: _________________________________________________
Date: _________________________________________________
                       (Please Print)

As (check one):

|_|   Individual        |_|   Tenants-in-Common       |_|   Existing Partnership

|_|   Joint Tenants     |_|   Corporation             |_|   Trust

|_|   Minor with adult custodian under the Uniform Gift to Minors Act


______________________________________    ______________________________________
      Signature of Subscriber                   Signature of Co-Subscriber


______________________________________    ______________________________________
      Subscriber Tax I.D. or                    Co-Subscriber Tax I.D. or
      Social Security Number                    Social Security Number

               Residence Address (or if Entity, Principal Office)

                                  City or Town

       ______________
           State                                               Zip Code

                                    (______)
                         Telephone, including area code

--------------------------------------------------------------------------------

ACCEPTED BY ERGOVISION, INC.

By:________________________________       Date__________________________________
   Name:
   Title:

NOTE: Please sign your name or names exactly as you wish the Notes to be registered. For Notes which are to be owned jointly or as tenants-in-common, each owner should sign. If signing for a trust, partnership or corporation, please indicate the name of such trust or entity and the capacity in which you are acting. If executed by a trust, a majority of the trustees; if executed by a partnership, a general partner, or if executed by a corporation, a duly authorized officer, should sign this Subscription Agreement.

                        ANNEX A TO SUBSCRIPTION AGREEMENT
                          RELATING TO ERGOVISION, INC.

                               Registration Rights

      Ergovision, Inc. (the "Company") has issued to the subscriber (the "Noteholder") a 10% Subordinated Convertible Promissory Note (the "Note") pursuant to which the Company may become obligated to issue certain shares of the Company's Common Stock (the "Shares") to Noteholder. The Noteholder will have the registration rights set forth in this Annex A (this "Agreement") with respect to the Shares. These registration rights are personal to the Noteholder and are not transferable with the transfer of any of such Shares. Capitalized terms used herein without definition shall have the meanings given to such terms in the Subscription Agreement.

      1. Definitions. The following terms shall have the following respective meanings for purposes of this Agreement:

            "Commission" shall mean the U.S. Securities and Exchange Commission.

            "Effective Date" shall mean October 1, 1999.

            "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

            "Registration Date" shall mean, with respect to each registration of the shares constituting the Shares hereunder, the date on which the registration statement including such Shares shall have become effective under the Securities Act; provided, however, that if any of the Shares are included in a "shelf" registration statement under Rule 415 under the Securities Act, the "Registration Date" shall mean the date on which the final prospectus covering such shares of Shares is transmitted for filing with the commission pursuant to Rule 424(b) under the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      2. "Piggy-Back" Registration. If at any time within the period commencing with the Effective Date and ending on the third anniversary thereof, at which time any Shares have not previously been registered under the Securities Act, the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of the Shares for sale to the public under the Securities Act, it will, each such time, give prompt written notice to the Noteholder of its intention to do so, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such registration such number of shares of the Shares which have not previously been registered as Noteholder may request. The Noteholder shall advise the Company in writing within twenty (20) days after the date of receipt of such offer from the Company, setting forth the number of Shares, if any, for which registration is requested. The Company shall thereupon include in such registration the number of Shares for which registration is so requested and shall use its best efforts to effect registration under the Securities Act of such Shares, to the extent required to permit their public sale by the Noteholder; provided, that if, at any time after giving written notice of its intention to register any of its equity securities and prior to the Registration Date of the registration statement filed in connection therewith, the Company shall determine for any reason not to register any such equity securities, the Company shall give written notice of such determination and, thereupon, shall be relieved of its obligation to register any of the Shares in connection with such registration (but not of its obligation to pay the registration expenses set forth in Section 6 hereof that then have been incurred in connection therewith).

      Each Noteholder shall be entitled to make no more than one (1) Piggyback Registration Request, provided that if, with respect to such Piggyback Registration Request, a Noteholder's Shares are not included in the offering (due to a withdrawal of such request by the Noteholder, the application of the "cut-back" provisions set forth in Section 4 herein or otherwise), such Piggyback Registration Request shall be deemed to have not been given by such holder.

      3. Registration Procedures. Whenever the Company is required by this Agreement to effect the registration of any of the Shares, it will:

            a. Registration Statement. Prepare and file with the Commission the requisite registration statement with respect to such Shares and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such Shares by the Noteholder, but not to exceed the period provided in (b) of this Section 3;

            b. Amendments to Registration Statement. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the sale or other disposition of the Shares covered by such registration statement until the earlier of such time as all of such Shares have been disposed of or the expiration of nine (9) months;

            c. Distribution of Registration Statement. As soon as available, furnish to the Noteholder such number of copies of such registration statement and of each amendment or supplement thereto, and of each prospectus (including each preliminary prospectus or summary prospectus) included therein, in conformity with the requirements of the Securities Act, and such other documents, as the Noteholder may reasonably request;

            d. Blue Sky Filings. Use its best efforts to register or qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Noteholder shall reasonably request but not to exceed registration in four states; (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable the Noteholder to consummate the disposition in such jurisdictions of the Shares included in such registration statement;

            e. Listing on Exchanges. Use its best efforts to list such Shares included in such registration statement on any securities exchange on which the Company Stock is then listed;

            f. Opinions and Certificates. Furnish, on the date that such Shares are delivered to the underwriters for sale pursuant to such registration or, if the Shares are not being sold through underwriters, on the Registration Date with respect to such Shares, if otherwise provided to underwriters, (i) if an opinion of counsel to the Company for the purposes of such registration (or, if no such opinion is being provided to underwriters, a certificate signed by two executive officers of the Company), dated such date, addressed to the underwriters, if any, and the Noteholder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel (or officers), no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that, in the case of an opinion of counsel, such counsel need express no opinion as to financial statements contained therein), (C) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (D) such counsel (or officers) do not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; such counsel (or officers) shall also confirm that nothing has come to their attention that would lead them to believe that either the registration statement or the prospectus, or any amendment or supplement thereto (other than, in the case of an opinion of counsel, financial material as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading, and (ii) if otherwise provided to underwriters, a letter dated such date, from the independent certified public accountants of the Company, addressed to such underwriters and to the Noteholder (or, if such accountants refuse to deliver such letter to the Noteholder because they are not then deemed underwriters under the Securities Act, then to the Company) stating that they are independent certified public accounts within the meaning of the Securities Act and containing such other statements as the Company and such underwriters may agree and reasonably request which shall consist of information customarily covered in the accountant's letters delivered to underwriters in underwritten public offerings of securities with respect to events subsequent to the date of the financial statements included as part of the registration statement;

            g. Additional Procedures. Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Shares; and

            h. Compliance. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Noteholders, as soon as reasonably practicable, but no later than eighteen (18) months after the Registration Date, an earnings statement which shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Shares which are to be registered that the Noteholder shall furnish to the Company such information regarding the Noteholder, the securities held by the Noteholder, and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with such registration by the Company.

      4. Exclusion of Shares. Notwithstanding Section 2 hereof, the following "cut-back" provisions shall apply.

            a. In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under
Section 2 to include any of the Shares of the Noteholders in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. The registration rights granted hereunder to Noteholders are subject to any contractual rights that the Company has granted or may grant to any other persons, to be included in a registration of shares of Common Stock by the Company for sale to the public under the Securities Act (the Noteholders and such other persons being hereinafter referred to collectively as "Holders of Registration Rights"). If the total amount of Shares requested by Holders of Registration Rights to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include only that number of such Shares which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Shares so included to be apportioned pro rata among the participating Holders of Registration Rights according to the total amount of Shares entitled to be included therein owned by each of them or in such other proportions as shall mutually be agreed to by them).

            b. In the event that, pursuant to Section 4(a) hereof, the Company refuses to register some, but not all, of such Shares as the Noteholder have requested be registered pursuant to Sections 2 hereof, the Noteholder may elect to have all Shares excluded from such registration.

            c. In the event that, pursuant to Section 4(a) hereof, the Company refuses to register some or all of such Shares as Noteholder has requested be registered pursuant to Section 2 hereof, then the registration from which such shares has been excluded shall not be deemed an opportunity to include shares in a registration, pursuant to Section 2 hereof.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Shares which are to be registered that the Noteholder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with such registration by the Company.

      5. Notification to Noteholder. Whenever the Noteholder is participating as a selling shareholder in a registration effected hereunder:

            a. Notification of Suspension. The Company will notify the Noteholder of (i) the issuance of any stop order suspending the effectiveness of the registration statement or the institution or threatening of any proceeding for such purpose or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Noteholder shall cease to offer or sell any Shares pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Noteholder at the earliest practicable date of the date on which the Noteholder may offer and sell the Shares pursuant to the registration statement.

            b. Amendments to Prospectus and Delay of Sales. The Company will notify the Noteholder promptly if any event shall occur or if any state of facts shall exist that, in the judgment of the Company, should be set forth in any preliminary or final prospectus then being used by the Noteholder in connection with the sale of any Shares. Immediately upon receipt of such notice, the Noteholder shall cease to offer or sell any Shares pursuant to such preliminary or final prospectus, cease to deliver or use such preliminary or final prospectus and, if so requested by the Company, use its best efforts to return to the Company, at the Company's expense, all copies (other than permanent file copies) of such preliminary or final prospectus. The Company will, as promptly as practicable, take such action as may be necessary to amend or supplement such preliminary or final prospectus in order to set forth or reflect such event or state of facts.

            c. Extended Offering Period. If, pursuant to the provisions of this
Section 5, the Noteholder is required to cease to offer or sell any Shares pursuant to the registration statement, the termination of the period during which such registration statement is required to be kept effective pursuant to
Section 5(b) hereof shall be postponed by a number of days equal to the number of days during which the Noteholder is so required to cease to offer or sell Shares.

      6. Expenses. All expenses incident to performance of, or compliance with, this Agreement, including, without limitation, all registration and filing fees (including all filing fees incident to filing with any stock exchange or the National Association of Securities Dealers, Inc.), listing fees and expenses, printing expenses, fees and disbursements of counsel and accountants for the Company, expenses of any audits incident to or required by any such registration and expenses of complying the securities or blue sky laws of any jurisdictions, shall be paid by the Company; provided, that the Company shall not be liable for the fees and disbursements of counsel for the Noteholder or any transfer taxes, fees, discounts or commissions in respect of the Shares sold by the Noteholder.

      7. Indemnification.

            a. Indemnification by the Company. In the event of any registration of any Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify, defend and hold harmless the Noteholder and each other person (including each underwriter) who participated in the offering of such Shares and each other person, if any, who controls such participating person within the meaning of the Securities Act, against any losses, claims, damages of liabilities, joint or several, to which the Noteholder or any such participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, as of the Registration Date, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Noteholder or any such participating person or controlling person for any legal or any other expenses reasonably incurred by the Noteholder or any such participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with any false or incorrect written information furnished to the Company by the Noteholder specifically for use therein or (in the case of any registration pursuant to Section 2 if the Company is not a party to the underwriting agreement) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Noteholder or any such participating person or controlling person, and shall survive the transfer of such Shares by the Noteholder.

                  Such indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Noteholder or, if the Company is not a party to the underwriting agreement, of any underwriter (or any officer, director of employee of, or person controlling, such underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the final prospectus with respect to such Shares (or such final prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person (provided that such final prospectus was made available by the Company as required by this Agreement prior to the confirmation) in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in such final prospectus (or such final prospectus as amended or supplemented).

            b. Indemnification by the Noteholder. In the event of any registration of any Shares under the Securities Act pursuant to this Agreement, the Noteholder, agrees to and shall indemnify, defend and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon false or incorrect information provided in writing to the Company by the Noteholder for use in connection with such registration and which is contained, on the Registration Date, in any Registration Statement under which Shares were registered under the Securities Act at the request of the Noteholder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, that the Noteholder shall not be required pursuant to this Section 7(b) to contribute any amount in excess of the aggregate proceeds to the Noteholder of the Shares being offered by the Noteholder pursuant to such Registration Statement.

      8. Miscellaneous.

            a. No Inconsistent Agreements. The Company has not and will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Noteholder under this Agreement.

            b. Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

            c. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waiver or consents to departure from the provisions hereof may not be given unless in writing signed by the Company and the Noteholder.

            d. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, sent by facsimile transmission to the facsimile number set forth below as set forth below, sent by overnight courier with receipt acknowledged, or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Noteholder, to:

                 The name and address of the Noteholder indicated on the signature page to the Subscription Agreement.

                 If to the Company, to:

                 Ergovision, Inc.
                 One Fairchild Court
                 Plainview, NY 11803
                 Attn: Mark H. Levin, President
                 Telephone No.: (516) 349-1110
                 Facsimile No.: (516) 349-9191

                 with a copy, to:

                 Dornbush, Mensch, Mandelstam & Schaeffer, LLP
                 747 Third Avenue
                 New York, NY 10017
                 Attn: Landey Strongin, Esq.
                 Telephone No.: (212) 759-3300
                 Facsimile No.: (212) 753-7673

or at such other address or facsimile transmission number as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date when personal delivery or facsimile transmission thereof is made or sent and receipt thereof is acknowledged by the party entitled to receive such notice, or upon receipt if sent by overnight courier or by mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, .declaration, delivery or other communication.

            e. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, provided however, that no party other than the Noteholder may request registration of the Shares as provided by Section 2 hereof, and such registration may only be requested with respect to Shares which (i) are owned by the Noteholder at the time such request is made by the Noteholder and received by the Company, and (ii) have not previously been registered (or with respect to which registration has not previously been requested) pursuant hereto.

            f. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            g. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws with respect thereto.

            h. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            i. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof.

            j. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.